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                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         This AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed as of the 15th day of September, 2000, by and between Digital Insurance, Inc., a Delaware corporation ("Digital"), and HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Digital and HealthAxis have executed that certain Asset Purchase Agreement dated June 30, 2000 (the "Asset Purchase Agreement" );

         WHEREAS, the Escrow Closing contemplated by the Asset Purchase Agreement has been deferred;

         WHEREAS, the parties desire to amend the Asset Purchase Agreement as set forth herein;

         WHEREAS, the parties desire to deliver the Asset Purchase Agreement and this Amendment to be held pursuant to the terms of that certain Closing Escrow Agreement dated as of September 15, 2000 among the parties and SunTrust Bank (the "Escrow Agreement");

         NOW THEREFORE, in consideration of Ten Dollars ($10.00), and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. Amendment to Asset Purchase Agreement. The following Sections of the Asset Purchase Agreement are amended as follows:

         (a) Section 3.1(a) is hereby deleted in its entirety and replaced with the following:

                  "(a) Consideration Deliverable at Closing. On the date of the final consummation of the Closing pursuant to the Closing Escrow Agreement (the "Escrow Closing"), Digital shall deliver to HealthAxis the following consideration: (i) $500,000 payable by wire transfer of immediately available funds, and
                  (ii) $500,000 by delivery of a Promissory Note in the form attached hereto as Exhibit A, providing for payment of two principal installments of $250,000 each (plus accrued interest) on March 1, 2001 and July 1, 2001; provided, however, that in no event shall any installment be due under the Promissory Note prior to five (5) business days after "final acceptance of the Software Rights" (as defined hereinbelow). For purposes hereof, "final acceptance of the Software Rights" shall mean Digital's acceptance of the full integration of eight (8) ready, willing and able carriers identified in Exhibit B to this Amendment (or, at Digital's election, may include Blue Cross of Georgia and Guardian Insurance Company) on the V.3 website, demonstrating that the Software Rights perform substantially and in all material respects in accordance with Exhibit A to the Software License and Consulting Agreement and with all the functionality specified in Schedule 4 of the Software License and Consulting Agreement. If Digital substitutes any new carriers (other than Blue Cross of Georgia and Guardian Insurance Company) to those listed in Exhibit B to this Amendment, then the number of carriers required to meet the acceptance test by March 1, 2001, shall be reduced by the number of such new carriers so added at Digital's request.

                  The Promissory Note shall be dated as of June 30, 2000 and the installment payments thereunder shall bear simple interest at 9.5% per annum beginning to accrue as of the date of the Escrow Closing. All cash payments shall be made by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered to Digital by HealthAxis no later than three (3) business days prior to the payment date."

         (b) Section 4.3(a) is hereby deleted in its entirety and replaced with the following

                  "(a) Purchase Price. The purchase price in the form of $500,000 in cash by wire transfer of immediately available funds, together with delivery of the $500,000 Promissory Note pursuant to Section 3.1(a) herein."

         (c) Section 5.1 is hereby amended by deleting the last sentence thereof and inserting the following in lieu thereof at the end of Section 5.1:

                  "Conditioned upon final consummation of the Escrow Closing, each of the Transferred Employees will be leased by HealthAxis to DIGITAL for the balance of the month in which the Escrow Closing occurs and such employees shall become employees of Digital as of the first day of the succeeding month. HealthAxis shall continue the benefits of the leased Transferred Employees for the balance of the month in which the Escrow Closing occurs. On the last day of the month immediately following the month in which the Escrow Closing occurs, Digital shall reimburse HealthAxis (without interest) for the actual payroll and benefit costs (including, applicable payroll taxes and insurance) for such Transferred Employees for the period commencing July 1, 2000 and ending at midnight on the last day of the month in which the Escrow Closing occurs (the "Employee Costs"); provided however, that HealthAxis shall grant Digital a credit in the amount of One Hundred Thirty Five Thousand Dollars ($135,000) to be applied against the total Employee Costs. If DIGITAL determines that it does not wish to employ up to twelve (12) of the persons listed on Schedule 5.1 hereto, then HealthAxis shall pay the severance costs for up to twelve (12) of such persons that Digital elects not to employ."

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


         (d) Section 8.1 is hereby amended by deleting the second sentence thereof and substituting in lieu thereof the following:

                  "Until such time as the retail web site has been revised to reflect Digital as the legal agent of record and Digital has secured the necessary state licenses to enable it to serve as the legal agent of record for policies sold through such site (the "Transition Period"), HealthAxis shall be the agent of record for policies sold through the retail web site."

         (e) Section 9.1 is hereby deleted in its entirety and replaced with the following:

                  "Upon the Escrow Closing, Digital shall be entitled to all revenue from the Insurance Business and the Assumed Contracts effective as of July 1, 2000, and HealthAxis shall pay Digital on the date of the Escrow Closing all such amounts collected by HealthAxis for the period from and after July 1, 2000 through the date of the Escrow Closing less the commissions to which HealthAxis is entitled pursuant to Section 3.4 hereof. After the date of the Escrow Closing, Digital shall pay HealthAxis the commissions as provided in Section 3.4 hereof provided, that HealthAxis shall maintain all appropriate licenses to allow HealthAxis to lawfully receive such payments."

         (f) Section 17.1(b) is hereby amended by deleting the date September 15, 2000 from the second line and substituting in lieu thereof December 31, 2000.

         Section 2.   Bring Down Warranties.

         (a) Bring Down Warranty regarding Section 11.4. HealthAxis represents and warrants to Digital that (except as disclosed in the Bring Down Addendum attached hereto as Exhibit C and except for changes in day-to-day operational matters relating to the Assets and the Transferred Employees since June 30, 2000 authorized by Digital) HealthAxis is in compliance with its obligations under Section 11.4 of the Asset Purchase Agreement and that, as of the date of this Amendment, there is no information contained in its representations or warranties or any of the Schedules to the Asset Purchase Agreement pertaining to HealthAxis or the Assets, which, because of an event occurring after June 30, 2000, is incomplete or is no longer correct.

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


         (b) Bring Down Warranty regarding Article V and Section 7.2. Digital represents and warrants to HealthAxis that (except as disclosed in the Bring Down Addendum attached hereto as Exhibit C and except for changes in day-to-day operational matters relating to the Assets and the Transferred Employees since June 30, 2000 requested by Digital) Digital is in compliance with its obligations under Article V and Section
                  7.2 of the Asset Purchase Agreement and that, as of the date of this Amendment, there is no information contained in its representations or warranties or any of the Schedules to the Asset Purchase Agreement pertaining to Digital, which, because of an event occurring after June 30, 2000, is incomplete or is no longer correct.

         Section 3. Closing Date. It is the parties' intent that, subject to consummation of the Closing pursuant to the Closing Escrow Agreement, the "Closing Date" shall be deemed effective as of midnight, June 30, 2000, except that (i) the date of issuance of the Digital Common Stock and the effective date of the Addendum to Stockholders Agreement shall be the date of the Escrow Closing, and (ii) the "Closing Date" as used in Sections 16.1 and 16.2 of the Asset Purchase Agreement shall be the date of the Escrow Closing.

         Section 4. Full Force and Effect. Subject to the final consummation of the Closing pursuant to the Closing Escrow Agreement, the Asset Purchase Agreement, as amended hereby, shall remain in full force and effect. To the extent there are any inconsistencies between the terms of this Amendment and the terms of the Asset Purchase Agreement, the terms of this Amendment shall prevail.

         Section 5. Counterparts. This Amendment may be executed in several counterparts, each of which when fully executed shall be an original, and all such counterparts taken together shall be deemed to constitute one and the same amendment. Delivery of any signature page via telecopy or other electronic facsimile transmission shall be deemed equivalent to physical delivery of the original signature page. Any signature page of any counterpart hereof, whether bearing an original signature or an electronic facsimile transmission of a signature, may be appended to any other counterpart hereof to form a completely executed counterpart hereof.





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


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the date first above written.


DIGITAL INSURANCE, INC.                              HEALTHAXIS.COM, INC.


BY: /s/ THOMAS O. USILTON                   BY: /s/ MICHAEL ASHKER
    ---------------------                       ------------------
    THOMAS O. USILTON                           MICHAEL ASHKER
    PRESIDENT & CEO                             PRESIDENT & CEO












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